EXHIBIT 5.1

[Gibson, Dunn & Crutcher LLP Letterhead]

May 8, 2009

(212) 351-4000

C 67293-00084

Capital One Financial Corporation

1680 Capital One Drive

McLean, Virginia 22102

Re:	Capital One Financial Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Capital One Financial Corporation, a Delaware corporation (the “Company”) and Capital One Capital V, Capital One Capital VI, Capital One Capital VII and Capital One Capital VIII, each a statutory trust formed under the laws of the State of Delaware (each a “Trust” and together, the “Trusts”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of: (i) the Company’s unsecured debt securities, which may either be senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”); (ii) preferred securities of each of the Trusts (the “Trust Preferred Securities”); (iii) junior subordinated debt securities (the “Junior Subordinated Debt Securities”); (iv) guarantees by the Company of certain payments on the Trust Preferred Securities of each of the Trusts (the “Guarantees”); (v) shares of the Company’s preferred stock, par value $0.10 per share (the “Preferred Stock”); (vi) depositary shares representing Preferred Stock (the “Depositary Shares”); (vii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (viii) purchase contracts for the purchase or sale of Debt Securities, Preferred Stock or Common Stock or other securities, currencies or commodities (the “Purchase Contracts”); (ix) warrants for the purchase of Common Stock, Preferred Stock, Depositary Shares, or Debt Securities (the “Warrants”); and (x) units of the Company comprised of any combination of Common Stock, Preferred Stock, Purchase Contracts, Debt Securities, or debt securities of third parties (the “Units”). The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts, Warrants, and Units are collectively referred to herein as the “Securities.” The Senior Debt Securities are to be issued under an indenture (the “Senior Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as trustee. The Subordinated Debt Securities are to be issued under an indenture (the “Subordinated Indenture”) to be entered into between the Company and The Bank of New York Mellon, formerly known as The Bank of New York, as indenture trustee. The Junior Subordinated Debt Securities are to be issued under an indenture (the “Junior Subordinated Indenture,” and together with the Senior Indenture, the “Debt Indentures”) between the Company and The Bank of New York Mellon, as indenture trustee.

In addition, we have acted as counsel to the Company in connection with the preparation and filing with the Commission of the prospectus supplement dated the date hereof (the

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May 8, 2009

“Prospectus Supplement”), in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on the date hereof in connection with the offering by the Company of 7,423,483 shares (the “DRIP Shares”) of the Company’s Common Stock pursuant to its Dividend Reinvestment and Stock Purchase Plan.

We have examined originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing and in reliance thereon, and assuming that: (a) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (c) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (d) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (e) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; (f) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (g) the Debt Indentures are the valid and legally binding obligations of the respective trustees and have been duly qualified under the Trust Indenture Act of 1939; and (h) all corporate action required to be taken by the Company to duly authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock for issuance upon conversion or exchange of any other Securities) shall have been completed, we are of the opinion that:

1.

When (a) the applicable supplement to the Senior Indenture or Subordinated Indenture, if any, has been authorized and validly executed and delivered by the Company and the trustee thereunder, and (b) the Senior Debt Securities or Subordinated Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the applicable Debt Indenture and the applicable definitive purchase, underwriting or similar agreement, against the

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May 8, 2009

receipt of requisite consideration therefor provided for therein, the Senior Debt Securities or Subordinated Debt Securities will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

2.	When (a) the applicable supplement to the Junior Subordinated Indenture, if any, has been authorized and validly executed and delivered by the Company and the trustee thereunder, and (b) the Junior Subordinated Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Junior Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement, against the receipt of requisite consideration therefor provided for therein, the Junior Subordinated Debt Securities will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

3.	When (a) the guarantee agreement relating to the Guarantee of the Trust Preferred Securities of a Trust has been authorized and validly executed and delivered by each of the parties thereto, (b) the amended and restated declaration of trust relating to the issuance of Trust Preferred Securities by such Trust (the “Amended and Restated Declaration of Trust”) has been authorized and validly executed and delivered by each of the parties thereto, (c) the terms of the corresponding Junior Subordinated Debt Securities and of their issuance have been duly established in conformity with the Junior Subordinated Indenture and the Junior Subordinated Debt Securities have been executed, issued, delivered and authenticated in accordance with the Junior Subordinated Indenture and issued and sold to such Trust, (d) the terms of the Trust Preferred Securities pertaining to their issuance and sale by such Trust have been duly established in conformity with such Trust’s Amended and Restated Declaration of Trust and (e) the Trust Preferred Securities have been duly authorized, executed, authenticated and issued and sold in accordance with the Amended and Restated Declaration of Trust, against payment of the applicable consideration, the Guarantee relating to the Trust Preferred Securities of such Trust will constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

4.	With respect to Preferred Stock, when (a) the applicable Certificate of Designations for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware and (b) certificates representing the shares of Preferred Stock have been issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of Directors of the Company (the “Board”), for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

5.	With respect to Depositary Shares, when (a) a deposit agreement relating to the Depositary Shares (“Deposit Agreement”) has been duly authorized and validly executed by the Company and the depositary appointed by the Company, (b) the Certificate of Designations for the Preferred Stock underlying the Depositary Shares has been duly filed with the Office of the Secretary of State of the State of Delaware, (c) the terms of the Depositary Shares have been established in accordance with the Deposit Agreement and (d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the related Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the depositary receipts evidencing the Depositary Shares will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

6.	With respect to Common Stock, when certificates representing the shares of Common Stock have been issued and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of Directors of the Company (the “Board”), for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), the shares of Common Stock will be validly issued, fully paid and non-assessable.

7.

With respect to the Purchase Contracts, when (a) a purchase contract agreement (“Purchase Contract Agreement”) has been duly authorized and validly executed by the Company and each party thereto, (b) the terms of the Purchase Contracts

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May 8, 2009

have been established in accordance with the Purchase Contract Agreement, (c) the terms of any collateral or security arrangements relating to such Purchase Contracts have been established and the agreements thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements and (d) such Purchase Contracts have been executed and delivered in accordance with the Purchase Contract Agreement and applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Purchase Contracts will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

8.	With respect to the Warrants, when (a) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

9.	With respect to the Units, when (a) a unit agreement relating to the Units (“Unit Agreement”) has been duly authorized and validly executed by the Company and each party thereto, (b) the Certificate of Designations for the Preferred Stock, if applicable, underlying the Units has been duly filed with the Office of the Secretary of State of the State of Delaware, (c) the terms of the Units have been established in accordance with the Unit Agreement and (d) certificates representing the Units have been executed and delivered in accordance with the related Unit and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Units will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

10.	With respect to the DRIP Shares, when issued against payment therefor in accordance with the terms of the Dividend Reinvestment and Stock Purchase Plan, the DRIP Shares will be validly issued, fully paid and non-assessable.

The opinions set forth above (other than in paragraphs 3, 5, 6 and 10) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

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May 8, 2009

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware (the “DGCL”) and the United States of America. This opinion is limited to the current laws of the States of New York, the DGCL and the current federal laws of the United States, and to the current judicial interpretations thereof and to the facts as they exist on the date hereof. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the DGCL, as currently in effect, and have made such inquiries as we considered necessary to render our opinion. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.

We express no opinion regarding any (i) waiver of stay, extension or usury laws or of unknown future rights, or (ii) provisions relating to indemnification, exculpation or contribution, to the extent that such provisions may be held unenforceable as contrary to federal or state securities laws.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Certain Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP